Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Pacer International, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 8, 2007